Exhibit 10.6
LOCKUP AGREEMENT

This AGREEMENT (the “Agreement”) is made as of December ____, 2010 by _____________ (“Holder”), in connection with its ownership of shares of China Growth Corporation, an exempted Cayman Islands company with limited liability (the “Company”). Capital terms used and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement of the Company, dated as of December _____, 2010, and its attachments thereto.

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

WHEREAS, the Company intends to effect a Share Exchange with Wealth Environmental Protection Group, Inc., a company incorporated under the laws of the British Virgin Islands (“Wealth Environmental Protection”). The closing of the Share Exchange is conditioned upon all of the conditions of the Offering (defined below) being met, and the Offering is conditioned upon the closing of the Share Exchange. Wealth Environmental Protection owns 100% of the issued and outstanding capital stock of Wealth Environmental Technology Holding Ltd. (“Wealth Environmental Technology”), a company incorporated under the laws of Hong Kong. Wealth Environmental Technology in turn holds all of the issued and outstanding stock of Jiangmen Huiyuan Environmental Protection Technology Consultancy Co., Ltd (“Jiangmen Huiyuan”), a company incorporated under the laws of the People’s Republic of China (“PRC”), which controls Jiangmen Wealth Water Purifying Agent Co., Ltd. (“Jiangmen Wealth Water”), a company organized under the laws of the People’s Republic of China by a series of contractual agreements and arrangements with Jiangmen Wealth Water and/or its shareholders. As a result of the Share Exchange, Wealth Environmental Protection, Wealth Environmental Technology and Jiangmen Huiyuan will become the wholly owned subsidiaries of the Company;

WHEREAS, as soon as practicable following the Share Exchange and the Offering, the Company shall take any action required to be taken pursuant to any applicable laws and the Company’s Memorandum and Articles of Association, as amended to effectuate a 1:1.42610714 Reverse Split of the Company’s issued and outstanding ordinary shares as of the closing of the Share Exchange and the Offering. Hereinafter, unless indicated otherwise, all references to the preference shares and ordinary shares are based upon a post-Reverse Split basis;

WHEREAS, the Company desires to offer and sell units in a private offering (the “Offering”) (each, a “Unit,” and collectively, the “Units”) at a price of $30.00 per Unit (the “Purchase Price”) for aggregate gross proceeds of a minimum of $6,500,000 (the “Minimum Offering”) and up to a maximum of $10,000,000 (the “Maximum Offering”), which Offering is being made on an “all-or-none” basis with respect to the Minimum Offering and a “best efforts” basis with respect to the Maximum Offering; and

WHEREAS, each Unit consists of the following securities on a post-Reverse Split basis: (i) two (2) shares of the Company’s Class A 6% convertible preference shares (the “Preference Share”) with each Preference Share convertible into five (5) shares of the Company’s ordinary shares (the “Ordinary Shares”), and  (ii) a warrant (the “Warrant”) to purchase five (5) Ordinary Shares (the “Warrant Shares”)  at a per share exercise price of $4.50. The “Preference Shares,” “Warrants” and “Warrant Shares” are collectively referred to as the “Securities.” The Securities sold in this Offering will not be registered under the Securities Act (as hereinafter defined) in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The minimum investment per Subscriber is One Thousand (1,000) Units or $30,000, although the Company in its sole discretion may accept subscriptions of a lesser amount.

WHEREAS, Holder is the beneficial owner of the amount of Ordinary Shares on a post-Reverse Split basis designated on the signature page hereto.

WHEREAS, as a condition to the Offering and as an inducement to the Investors to enter into the Subscription Agreement, Holder understands that the Investors have required, and the Company has agreed to obtain on behalf of the Investor an agreement from the Holder to refrain from selling any of the Lockup Shares, as defined below, for a period of eighteen (18) months (“Restricted Period”) from the Initial Closing of the Offering.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.           Sale Restriction.  Holder hereby agrees that during the Restriction Period, the Holder will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, lend, transfer or otherwise dispose of any Ordinary Shares or any options, warrants or other rights to purchase Ordinary Shares or any other security of the Company which Holder owns or has a right to acquire as of the date hereof (collectively, the “Lockup Shares”). Any subsequent issuance to and/or acquisition by Holder of Ordinary Shares or options or instruments convertible into Ordinary Shares will be subject to the provisions of this Agreement. Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer the Ordinary Shares (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

2.           Ownership. During the Lock-Up Period, the Holder shall retain all rights of ownership in the Lock-Up Shares, including, without limitation, voting rights and the right to receive any dividends that may be declared in respect thereof, except as otherwise provided in the Transaction Documents whereby any benefits, rights, title or otherwise shall inure to the Purchasers.

3.           Company and Transfer Agent. The Company is hereby authorized and required to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized and required to decline to make any transfer of the Ordinary Shares if such transfer would constitute a violation or breach of this Agreement and/or the Subscription Agreement.

4.           Notice.  All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the following addresses:

If to the Company:
China Growth Corporation
c/o Jiangmen Wealth Water Purifying Agent Co., Ltd.
Attn: Mingzhuo Tan
Chief Executive Officer
Jing Gen Industrial Park

#10 Gangkouerlu Road
Du Ruan Town, Jiangmen City
Guangdong Province, China
Tel: (86)750-395-9988

With copies to:	Anslow & Jaclin, LLP
Attn: Richard I. Anslow, Esq.
195 Route 9 South, 2nd Floor
Manalapan, NJ 07726
Tel: (732) 409-1212
Fax: (732) 577-1188

Dai & Associates, P.C.
Attn: Shang Dai, Esq.
136-20 38 Avenue, Suite 9F
Flushing, NY 11354
Tel. No.: (718) 888-8880
Fax No.: (718) 888-9270

If to the Holder, to the address set forth on the signature page hereto.

5.           Miscellaneous.

a.           At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Investor to carry out the intent and purposes of this Agreement.

b.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Notices hereunder shall be given in the same manner as set forth in the Subscription Agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Offering documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  Holder irrevocably appoints the Company its true and lawful agent for service of process upon whom all processes of law and notices may be served and given in the manner described above; and such service and notice shall be deemed valid personal service and notice upon Holder with the same force and validity as if served upon Holder.

c.           The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

d.           This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

e.           This Agreement may be signed and delivered by facsimile signature and delivered electronically.

f.   The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

g.   The Holder acknowledges that this Agreement is being entered into for the benefit of the Investors identified in the Subscription Agreement and may be enforced by the Investors and may not be amended without the consent of the Investors, which may be withheld for any reason.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

(Signature of Holder)

(Print Name of Holder)

Number of Ordinary Shares Beneficially Owned on a post – Reverse Split basis

(Address)

COMPANY:

CHINA GROWTH CORPORATION

By:	/s/
Name: Mingzhuo Tan
Title: Chief Executive Officer